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                                 Exhibit 10.38

                                FLEET BANK, N.A.

                                 PROMISSORY NOTE

$15,000,000.00                                                November 10, 1997

      Office Address: 1185 Avenue of the Americas
                      New York, New York 10036


      On February 10, 1998 (the "Maturity Date"), for value received, MOVADO GROUP, INC. (the "Borrower") promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Bank") at the office of the Bank located at the place first above stated or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of Fifteen Million and 00/100 ($15,000,000.00) Dollars or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder (each a "Loan" and collectively the "Loans") as shown on the schedule attached to and made a part of this Note. The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of each Loan from time to time outstanding at a rate per annum, to be elected by the Borrower at the time each Loan is made, equal to either (i) a fluctuating rate equal to the Prime Rate, which rate will change when and as the Prime Rate changes (a Loan bearing interest at this rate is sometimes hereinafter called a "Prime Loan"), (ii) a fixed rate of .30% (30 basis points) per annum plus LIBOR for an Interest Period of 1, 2 or 3 months (a Loan bearing interest at this rate is sometimes hereinafter called a "LIBOR Loan"), or (iii) a fixed rate as may be agreed upon between the Borrower and the Bank for an Interest Period which is also then agreed upon (a Loan bearing interest at this rate is sometimes hereinafter called an "Agreed Rate Loan"; Agreed Rate Loans and LIBOR Loans are sometimes collectively referred to as "Fixed Rate Loans"); provided, however, that no Interest Period with respect to a Fixed Rate Loan shall extend beyond the Maturity Date; and provided, further, that if prior to the end of any such Interest Period the Borrower and the Bank fail to agree upon a new Interest Period therefor so as to maintain such Loan as
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either a LIBOR Loan or an Agreed Rate Loan within the pertinent time set forth in Section 1 hereof, such Fixed Rate Loan shall automatically be converted into a Prime Loan at the end of such Interest period and shall be maintained as such until a new Fixed Rate and a new Interest Period therefor are agreed upon. Interest on each Loan shall be payable monthly on the first day of each month commencing the first such day to occur after a Loan is made hereunder and, together with principal, on the Maturity Date. Interest on Fixed Rate Loans shall also be payable on the last day of each Interest Period applicable thereto. The Borrower further agrees that after any stated or any accelerated maturity of Loans hereunder, all Loans shall bear interest (computed daily) at,
(i) with respect to Fixed Rate Loans, a rate equal to the greater of 4% per annum in excess of the applicable fixed rate and 4% per annum in excess of the rate applicable to Prime Loans, payable on demand, and (ii) with respect to Prime Loans, a rate equal to 4% per annum in excess of the rate applicable to Prime Loans, payable on demand. Furthermore, if the entire amount of any principal and/or interest required to be paid pursuant to this Note is not paid in full within ten (10) days after the same is due, the Borrower shall further pay to the Bank a late fee equal to five percent (5%) of the required payment. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law.

      All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds. The Borrower hereby expressly authorizes the Bank to record on the attached schedule the amount and date of each Loan, the rate of interest thereon, Interest Period thereof and the date and amount of each payment of principal. All such notations shall be presumptive as to the correctness thereof; provided, however, the failure of the Bank to make any such notation shall not limit or otherwise affect the obligations of the Borrower under this Note.

      In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

      1. Loan Requests. Requests for LIBOR Loans, and for Interest Periods subsequent to the initial Interest Period applicable thereto, shall be made not less than three Business Days prior to the first day of each Interest Period for each such Loan. Requests for Agreed Rate Loans and Prime Loans may


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be made up until 1 p.m. on the date the Loan is to be made. Any request for a
Loan may be written or oral, but if oral, written confirmation thereof must be received by the Bank within 3 Business Days thereafter. The Bank shall have no obligation to make any Loan hereunder.

      2. Prepayment. The Borrower may prepay any Prime Loan at any time in whole or in part without premium or penalty. Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment. Fixed Rate Loans may not be prepaid except us provided under Paragraph 3 of this Note.

      3. Indemnity; Yield Protection. If, at any time (i) the interest rate on any Loan is a Fixed Rate, and (ii) the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at any time and from time to time to prepay the Loan in whole (but not in part), and the Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the Cost of Funds component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the Fixed Rate Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by the Borrower pursuant to Section 1 of this Promissory Note.


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      If by reason of an Event of Default the Bank elects to declare the Loan to be immediately due and payable, then any yield maintenance fee with respect to the Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

      For the purpose of this Section 3 the determination by the Bank of such losses and reasonable expenses shall be conclusive if made reasonably and in good faith.

      4. Increased Costs. If the Bank determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing Fixed Rate Loans hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower will pay to the Bank on demand such additional amounts as the Bank may determine to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this
Section 4 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate.

      5. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Bank shall have determined (a) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London interbank market, (b) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining such LIBOR Loan during such Interest Period, or (c) that reasonable means do not exist for ascertaining LIBOR, the Bank shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower. In the event of any such determination,


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until the circumstances giving rise to such notice no longer exist, no LIBOR
Loans will be made hereunder. Each determination by the Bank hereunder shall be conclusive absent manifest error.

      6. Change in Legality.

            (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Bank to make or maintain any LIBOR Loan, then, by written notice to the Borrower, the Bank may:

                  (i) declare that LIBOR Loans will not thereafter be made by the Bank hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from the Bank hereunder unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding LIBOR Loans made by it be converted to Prime Loans, in which event (x) all such LIBOR Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Prime Loans resulting from the conversion of such LIBOR Loans.

            (b) For purposes of this Section 6, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the day of receipt by the Borrower.

      7. Warranties and Representations. The Borrower represents and warrants that: a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing under the laws of every state where its failure to so qualify would have a material and adverse effect on the business, operations, property or other condition of the Borrower; b) the execution, issuance and delivery of this Note by the Borrower are within its corporate powers and have been duly authorized, and the Note is valid, binding and enforceable in accordance with its terms, and is


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not in violation of law or of the terms of the Borrower's Certificate of
Incorporation or By-Laws and does not result in the breach of or constitute a default under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note, except those as have been obtained; d) the financial statements of the Borrower heretofore furnished to the Bank are complete and correct and fairly represent the financial condition of the Borrower and its subsidiaries as at the dates thereof and for the periods covered thereby, which financial condition has not materially, adversely, changed since the date of the most recently dated balance sheet heretofore furnished to the Bank; e) no Event of Default (as hereinafter defined) has occurred and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; f) the Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; g) there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, if determined adversely to the Borrower would have a materially adverse effect on the financial condition or operations of the Borrower except as described in the financial statements of the Borrower heretofore furnished to the Bank; and h) on the occasion of the granting of each Loan all representations and warranties contained herein shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Loan.

      8. Events of Default. Upon the occurrence of any of the following specified events of default (each an "Event of Default"): a) default in making any payment of principal, interest, or any other sum payable under this Note when due; or b) default by Borrower in the due payment of any other indebtedness for borrowed money or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, which causes or permits the acceleration of the maturity thereof; or c) any representation


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or warranty made by the Borrower herein or in any certificate furnished by the
Borrower in connection with the Loans evidenced hereby or pursuant to the provisions hereof, proves untrue in any material respect; or d) the Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Borrower or for the greater part of the properties of the Borrower with the consent of the Borrower, or if appointed without the consent of the Borrower, such trustee or receiver is not discharged within 30 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Borrower under the laws of any jurisdiction, and if instituted against the Borrower are consented to by it or remain undismissed for 30 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower and shall not be released or bonded within 30 days after levy; or e) the Bank shall have determined, in its sole discretion, that one or more conditions exist or events have occurred which have resulted, or may result, in a material adverse change in the business, properties or financial condition of the Borrower; then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may declare the principal and the accrued interest in respect of all Loans under this Note to be, whereupon the Note shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

      9. Set-off. At any time, without demand or notice, the Bank may set off all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any affiliate of the Bank, or in transit to any of them, or any part thereof and apply the same to any of the Liabilities even though unmatured and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSIT, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR OR OTHER PARTY OBLIGATED ON THIS NOTE, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The term "Liabilities" shall include this Note and all other indebtedness and obligations and liabilities of any kind of


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the Borrower to the bank, now or hereafter existing, arising directly between the borrower and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secure or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise.

      10. Definitions. As used herein:

            (a) "Agreed Rate" means, as to any Agreed Rate Loan, the rate then applicable to such Agreed Rate Loan.

            (b) "Business Day" means, in respect of any city, any date on which commercial banks are open for business in that city.

            (c) "Cost of Funds" means the per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank.

            (d) "Fixed Rate" means either LIBOR plus the applicable margin, or the Agreed Rate.

            (e) "Interest Period" means that period selected by the Borrower, within the limitations of the first paragraph of this Note, during which a Fixed Rate Loan may bear interest at the applicable Fixed Rate.

            (f) "LIBOR" means, as applicable to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable


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interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Business Days prior to the beginning of such interest period.

      If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Business Days preceding the first day of such LIBOR Loan as selected by the Calculation Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Business Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined.

      In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to Onotzero deposits of the Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

            (f) "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      11. Miscellaneous.


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            (a) The Borrower agrees to pay on demand all of the costs and expenses, including reasonable counsel fees, in connection with collection of any sums due to the Bank and enforcement of its rights under this Note.

            (b) No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

            (c) The Borrower hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

            (d) This Note shall be construed in accordance with and governed by the laws of the State of New York and the Borrower consents to the jurisdiction of the courts of New York in any action brought to enforce any rights of the Bank under this Note.

            (e) The Bank may at any time pledge all or any portion of its rights under this Note and the loan documents executed in connection therewith (the "Loan Documents") to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such loan documents.

            (f) All agreements between the Borrower (and each guarantor and each other party obligated for payment on this Note) and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law"


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shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between each and every Obligor and the Bank.

            (g) THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM, IN ANY LITIGATION IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN ) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND EXTEND CREDIT TO THE BORROWER.

            (h) Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

            (i) This Note shall replace and supersede the Note made by Movado Group, Inc. to the order of the Bank dated


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November 6, 1997 in the face amount of $5,000,000.00 (the "Prior Note");
provided, however, that the execution and de1ivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower's indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION.

                             MOVADO GROUP, INC.

                             By: /s/ Kenneth J. Adams
                                ----------------------
                                Name:  Kenneth J. Adams
                                Title: Sr. VP & CFO


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                           LOAN AND REPAYMENT SCHEDULE

                     PROMISSORY NOTE DATED NOVEMBER 10, 1997

                               MOVADO GROUP, INC.

                       to FLEET BANK, NATIONAL ASSOCIATION

                                 Last Day
                                 of          Amount of    Unpaid
         Amount      Rate of     Interest    Principal    Principal    Notation
Date     of Loan     Interest    Period      Repayment    Balance      Made By
--------------------------------------------------------------------------------



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